UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 28, 2017

 Roka Bioscience, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36538	27-0881542
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 Independence Boulevard Warren, NJ	07059
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code
(908) 605-4700
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 28, 2017, Roka Bioscience, Inc. (the "Company") received a written notice from the Listing Qualifications department of The Nasdaq Stock Market (the "Notice") indicating that the Company is not in compliance with the requirement to maintain a minimum Market Value of Publicly Held Shares (“MVPHS”) of $5,000,000 as set forth in Nasdaq Listing Rule 5450(b)(1)(C) for continued listing on the Nasdaq Global Market.

The Nasdaq Listing Rules require listed securities to maintain a minimum MVPHS of $5,000,000 and, based upon the closing bid price for the last 30 consecutive business days, the Company no longer meets this requirement. The Notice indicated that the Company will be provided 180 calendar days in which to regain compliance. If at any time during this compliance period the Company’s MVPHS closes at $5,000,000 or more for a minimum of ten consecutive business days, the Nasdaq Staff will provide the Company with a written confirmation of compliance and the matter will be closed.

The Notice further provided that in the event the Company does not regain compliance with Rule 5450(b)(1)(C) prior to the expiration of the 180 calendar day period, the Nasdaq Staff will provide the Company with written notification that its securities are subject to delisting from The Nasdaq Global Market. At that time, the Company would be permitted to appeal the delisting determination to a Hearings Panel.

However, the Company does not intend to appeal any potential delisting action because, as previously disclosed, on August 16, 2017, the Company entered into a definitive agreement with Rokabio, Inc., a newly formed subsidiary of Institute for Environmental Health, providing for the sale of substantially all of the assets of the Company in an all-cash transaction, which is the initial step in a contemplated liquidation of the Company. The Company plans to seek stockholder approval of the asset sale and the contemplated plan of liquidation of the Company and has filed a preliminary proxy statement disclosing such proposals. If the asset sale and subsequent liquidation are approved by the Company’s stockholders, the Company plans to delist and deregister its common stock. Therefore, even if the Company regains compliance with the applicable Nasdaq Listing Rules, the Company’s securities may not continue to be listed on the Nasdaq Global Market.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROKA BIOSCIENCE, INC.

Dated: September 29, 2017	By:	/s/ Lars Boesgaard
Name: Lars Boesgaard
Title: Chief Financial Officer